Exhibit 10.2

ADMINISTRATION AGREEMENT

This Agreement (“Agreement”) is made as of September 15, 2014 by and between TCW DIRECT LENDING LLC., a Delaware limited liability company (the “Company”), and TCW ASSET MANAGEMENT COMPANY, a California corporation (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a newly organized closed-end management investment fund that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Definitions

The capitalized terms used without definition in this Agreement and not otherwise indicated have the respective meanings specified in the Amended and Restated Limited Liability Company Agreement of the Company (as the same may be amended from time to time, the “LLC Agreement”).

2.	Duties of the Administrator

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall:

(i) provide the Company with general overhead, including office facilities, and equipment, clerical, bookkeeping and record keeping services at such facilities,

(ii) oversee the maintenance of the Company’s financial records and otherwise assist with the Company’s compliance with BDC and RIC rules,

(iii) monitor the payment of the Company’s expenses,

(iv) on behalf of the Company, conduct relations with custodians, depositories, transfer agents, disbursing agent, other servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other person in any other capacity deemed to be necessary or desirable, including, but not limited to, negotiating agreements, reviewing performance of duties and directing actions of any such third party service providers,

(v) be responsible for the financial and other records that the Company is required to maintain and shall prepare and disseminate reports to Members and reports and other materials to be filed with the SEC or other regulators,

(vi) assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and generally overseeing the payment of the Company’s expenses, and

(vii) provide such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

The Administrator shall have the authority to execute, on behalf of the Company, any orders, certifications or agreements incidental to the duties it performs for the Company hereunder.

The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company.

The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance.

The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.

3.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

4.	Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

5.	Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, subject to the Reimbursement Caps described below, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.

Subject to the provisions below describing the Reimbursement Caps and the provisions relating to Company Expenses set forth in the LLC Agreement, the Company will bear (including by reimbursing the Adviser or Administrator) all costs and expenses of its operations, administration and transactions, including, without limitation:

(a) organizational expenses and expenses associated with the issuance of the Common Units;

(b) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);

(c) fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments;

(d) expenses incurred by the Adviser or the Administrator payable to third parties, including agents, consultants or other advisors, relating to or associated with monitoring the financial and legal affairs for the Company, providing administrative services, monitoring or administering the Company’s investments and performing due diligence reviews of prospective investments and the corresponding portfolio companies;

(e) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act, the Securities Exchange Act of 1934 and other applicable federal or state securities laws,

(f) interest payable on debt, if any, incurred to finance the Company’s investments or operations;

(g) expenses related to sales and purchases of the Company’s Units and other securities;

(h) Management Fees and Incentive Fees;

(i) administration fees, if any, payable under this Agreement;

(j) transfer agent, sub-administration and custodial fees;

(k) federal and state registration fees;

(l) federal, state and local taxes or other governmental charges assessed against the Company;

(m) fees and expenses and the costs associated with convening a meeting of the Company;

(n) costs of any reports, proxy statements or other notices to Members, including printing and mailing costs and the costs of any Members’ meetings;

(o) costs and expenses related to the preparation of the Company’s financial statements and tax returns;

(p) the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(q) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying;

(r) independent auditors and outside legal costs;

(s) compensation of other professionals to the extent they are devoted to preparing the Company’s financial statements or tax returns or providing similar “back office” financial services to the Company;

(t) Adviser costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for the Company, monitoring the investments of the Company and disposing of any such investments;

(u) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees);

(v) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Company, including in each case services with respect to the proposed purchase or sale of securities by the Company that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated);

(w) costs and expenses of dissolving the Company and liquidating its assets; and

(x) all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering the Company’s business.

For the avoidance of doubt, the Fund will not bear any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

Notwithstanding the foregoing, the Company will not bear (a) more than an amount equal to 10 basis points of the aggregate Commitments of the Company for organization and offering expenses in connection with the offering of Units through the Closing Period and (b) in any calendar year more than an amount equal to 12.5 basis points of the aggregate Commitments of the Company per annum (pro rated for partial years) for its Company Expenses (the caps described in (a) and (b), the “Reimbursement Caps”). For purposes of this Agreement, “Company Expenses” include all costs and expenses of the Company other than Ordinary Operating Expenses. However, the following amounts shall not be treated as Company Expenses (and will not be subject to the Reimbursement Cap described in clause (b) above): the Management Fee, Incentive Fee, organizational and offering expenses (which are separately subject to the Reimbursement Cap set forth in clause (a) above), amounts payable in connection with the Company’s borrowings (including interest, bank fees, legal fees and other transactional expenses related to any borrowing or borrowing facility and similar costs), costs and expenses relating to the liquidation of the Company, taxes, and extraordinary expenses (such as litigation expenses and indemnification payments).

If the Reimbursement Cap with regard to Company Expenses applies in any year, the Reimbursement Cap shall be applied first to limit reimbursements to the Administrator and the Adviser before applying the Reimbursement Cap to Company payments to other parties (so that the excess above such Reimbursement Cap is borne by the Administrator and/or the Adviser). If in any year, the amount of payments by the Company to persons other than the Administrator or the Adviser exceeds the Reimbursement Cap, the Company shall in all cases continue to pay such other parties, but the Administrator shall reimburse such excess to the Company or may, at the discretion of the Adviser and Administrator, net such excess amount against amounts due to the Adviser or the Administrator from the Company.

6.	Limitation of Liability of the Administrator; Indemnification

Neither the Administrator, nor any director, officer, agent or employee of the Administrator, shall be liable or responsible to the Company or any of its Members for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by such person or persons of their respective duties, except for liability resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard of their respective duties. The Administrator shall be indemnified by the Company as an Indemnitee in accordance with the terms of 11.2 of the LLC Agreement.

7.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and members of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8.	Duration and Termination of this Agreement

(a) This Agreement shall become effective upon its execution and shall continue in effect until two years from the date hereof. Thereafter, this Agreement shall continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a “majority of the outstanding voting securities” of the Company or by vote of the Board, and (b) by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval. The Company (either by vote of its Board of Directors or by vote of a “majority of the outstanding voting securities” of the Company) may, at any time and without payment of any penalty, terminate this Agreement upon 60 days’ written notice to the Adviser. This Agreement shall automatically and immediately terminate in the event of its “assignment.” The Adviser may terminate this Agreement without payment of any penalty on 60 days’ written notice to the Company. This Agreement shall become effective as of the first date above written.

(b) Notwithstanding the termination or expiration of this Agreement, the Administrator shall be entitled to any amounts owed under Section 5 through the date of termination or expiration and Section 6 shall continue in force and effect and apply to the Administrator and all Indemnified Parties as and to the extent applicable.

(c) This Agreement may not be assigned by a party without the consent of the other party; provided however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly-formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly-

formed entity; provided further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity.

9.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Administrator or the Company, as the case may be.

10.	Non-waiver of Rights

Nothing contained in this Agreement shall constitute a waiver by the Company of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

11.	Amendment

This Agreement may be modified or amended only by a writing signed by the parties hereto, provided, however, that the parties shall not amend this Agreement in a manner that is inconsistent with, or would result in a breach of, the LLC Agreement.

12.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent applicable law of the State of California, or any of the provisions herein conflict with applicable provisions of the 1940 Act, the latter shall control.

13.	Sole Agreement

This Agreement reflects the sole understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all agreements between the Company and the Administrator with respect to the subject matter hereof.

14.	Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

15.	Severability

In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

TCW ASSET MANAGEMENT COMPANY

By:	/s/ David S. DeVito
	Name:	David S. DeVito
	Title:	Executive Vice President

By:	/s/ Richard M. Villa
	Name:	Richard M. Villa
	Title:	Managing Director

TCW DIRECT LENDING LLC

By:	/s/ Meredith Jackson
	Name:	Meredith Jackson
	Title:	Chief Compliance Officer